UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2025

AGILENT TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15405	77-0518772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 Stevens Creek Boulevard
Santa Clara, California		95051
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 227-9770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 23, 2025, Agilent Technologies, Inc. (the "Company") appointed Adam S. Elinoff as Senior Vice President and Chief Financial Officer ("CFO") and principal financial officer of the Company effective November 17, 2025 (the "Start Date"), replacing Rodney Gonsalves, who has served as the Company's Interim CFO and Interim Principal Financial Officer since July 31, 2025. Mr. Gonsalves will continue to serve as the Company's Vice President, Corporate Controller and Principal Accounting Officer.

Mr. Elinoff, age 48, has served as Vice President, Investor Relations and Treasurer of Amgen Inc. ("Amgen"), a global biotechnology company, since July 2025. Mr. Elinoff joined Amgen in 2006 and has held a series of finance, strategy, and transformation roles of increasing responsibility. From 2023 to July 2025, Mr. Elinoff served as Vice President, Finance and Treasurer. From 2020 to 2023, he served as Regional Chief Financial Officer for Europe, Middle East, Africa, Latin America, and Canada. From 2017 to 2020, he served as Executive Director and Head of Corporate Financial Planning and Analysis. Mr. Elinoff holds a Master of Business Administration from the W. P. Carey School of Business at Arizona State University and a Bachelor of Arts degree in Economics from Hamilton College.

There are no arrangements or understandings between Mr. Elinoff and any other persons pursuant to which Mr. Elinoff was appointed Senior Vice President and CFO. Mr. Elinoff does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Elinoff has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

(e) In connection with Mr. Elinoff's employment, the Compensation Committee of the Company (the "Committee") approved the following compensation package: (i) effective as of the Start Date (a) a base salary of $700,000, and (b) eligibility to participate in the Company’s short-term annual incentive (bonus) program equal to 80% of his base salary; and (ii) effective as of November 18, 2025, a grant of (a) restricted stock units ("RSUs") of the Company’s common stock for fiscal 2025 in the target amount of $1,100,000 and (b) performance-based restricted stock units of the Company’s common stock for the fiscal 2026 to fiscal 2028 performance period in the target amount of $1,650,000 (collectively, the "FY 2026 Awards").

In addition, the Committee approved (i) a one-time cash bonus of $800,000, subject to repayment if Mr. Elinoff terminates his employment for any reason within twelve months, and (ii) a one-time sign-on grant of (a) RSUs of the Company's common stock in the target amount of $560,000, and (b) performance-based restricted stock units of the Company's common stock for the fiscal 2026 to fiscal 2028 performance period in the target amount of $840,000 (collectively, the "Sign-On Awards", and, together with the FY 2026 Awards, the "Awards").

The Awards are subject to the standard terms and conditions of the Company’s forms of equity award agreements under Agilent’s 2018 Stock Plan. The RSUs have a four-year vesting schedule. The performance-based restricted stock unit award will vest on October 31, 2028 with the actual payout ranging between 0% and 200% of the target based on the Company’s actual performance against performance goals established by the Committee for the three-year period ending on October 31, 2028. Mr. Elinoff will also enter into a change of control agreement with the Company in the form which is filed as Exhibit 10.37 to the Company’s Annual Report on Form 10-K filed with the SEC on December 22, 2014 and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on October 27, 2025 announcing the appointment of Mr. Elinoff as the Company's CFO. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 7.01 and Exhibit 99.1, attached hereto, are intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or

otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated October 27, 2025, announcing new Chief Financial Officer
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

Date:	October 27, 2025	By:	/s/ P. Diana Chiu
		Name:	P. Diana Chiu
		Title:	Vice President, Assistant General Counsel & Assistant Secretary